                                                                 EXHIBIT 4(26)

                                      NOTE

[$Amount]                                                      Las Vegas, Nevada
                                                               December 18, 1998

            FOR VALUE RECEIVED, RIO PROPERTIES, INC., a Nevada corporation (the "Company") and RIO LEASING, INC., a Nevada corporation ("Rio Leasing" and collectively with the Company, "Borrowers"), jointly and severally promise to pay to the order of [Bank] (the "Lender"), the principal amount of [Amount] or, if different, the aggregate principal amount of Loans made by the Lender to the Company and Rio Leasing under the Loan Agreement referred to below outstanding on the Maturity Date.

            The Borrowers also jointly and severally promise to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Loan Agreement dated as of December 18, 1998, among the Company and Rio Leasing, as co-borrowers, the Lenders named therein and Bank of America National Trust and Savings Association, as Agent (as further amended from time to time, the "Loan Agreement").

            This Note is one of the Notes issued pursuant to and entitled to the benefits of the Loan Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Bank of America for credit to: BANCONTROL Account No. 12337-14196, Reference: Rio Properties, Inc., at 1850 Gateway Boulevard, Concord, California 94520 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Loan Agreement. Each of the Lender and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation

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of the Company hereunder with respect to payments of principal or interest on this Note.

            This Note is subject to prepayment as provided in the Loan Agreement. Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

            The Company and Rio Leasing jointly and severally promise to pay all actual and reasonable costs and expenses, including reasonable attorneys' fees and the reasonably allocated cost of in-house counsel and staff, incurred in the collection and enforcement of this Note. The Company, Rio Leasing and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

            THE LOAN AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            IN WITNESS WHEREOF, the Company and Rio Leasing have caused this Note to be executed and delivered by its duly authorized officers, as of the day and year and the place first above written.

                                         RIO PROPERTIES, INC.

                                         By
                                           -------------------------------------

                                         Title
                                              ----------------------------------


                                         RIO LEASING, INC.

                                         By
                                            ------------------------------------

                                         Title
                                              ----------------------------------


                                       -2-
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                              TRANSACTIONS ON NOTE

                                          Amount of
                                          Principal     Outstanding
      Type of     Amount of    End of     or Interest   Principal
      Loan Made   Loan Made    Interest   Paid This     Balance This    Notation
Date  This Date   This Date    Period     Date          Date            Made by
----  ---------   ---------    --------   -----------   ------------    --------
